UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities

On October 2, 2017, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement with Labrys Fund, LP, an accredited investor (“Labrys”) pursuant to which the Company issued to Labrys a Convertible Promissory Note (the “Labrys Note”) in the aggregate principal amount of $110,000. The Labrys Note has a maturity date of July 26, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Labrys Note at the rate of ten percent (10%) per annum from the date on which the Labrys Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Labrys Note, provided it makes a payment to Labrys at a premium as set forth in the Labrys Note. The transactions described above closed on October 26, 2017.

The outstanding principal amount of the Labrys Note is convertible at any time and from time to time at the election of Labrys into shares of the Company’s common stock at a conversion price equal to 57% of the lowest trading price with a 20 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Labrys Note), the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Labrys Note.

In no event shall Labrys be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Labrys and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

On June 9, 2017, the Company entered into a Securities Purchase Agreement (“CROWN SPA”) with Crown Bridge Partners, LLC (“CBP”), providing for the purchase of two Convertible Redeemable Notes in the aggregate principal amount of $100,000 (the “CBP Notes”), with the first note being in the amount of $50,000 (“CBP First Note”) and the second note being in the amount of $50,000 (“CBP Back End Note”), each with an 8% original issue discount. CBP First Note was funded, with the Company receiving $42,500, net of the 10% original issue discount and legal fees. With respect to CBP Back End Note, also with a 10% original issue discount, CBP issued a note to the Company in the amount of $50,000 to offset CBP Back End Note, secured by CBP Back End Note (“Secured Note”). On October 23, 2017, Guardian Patch, LLC purchased the CBP First Note from CBP. Further, on October 23, 2017, the Company and CBP entered into a Rescission Agreement whereby the CBP Back End Note and the Secured Note were cancelled and rescinded.

The foregoing description of the terms of the agreements do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Securities Purchase Agreement entered with Labrys Fund, LP dated October 26, 2017
4.2	Convertible Promissory Note issued to Labrys Fund, LP dated October 26, 2017
4.3	Rescission Agreement entered between Gopher Protocol Inc. and Crown Bridge Partners, LLC dated October 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Gregory Bauer
		Name:	Gregory Bauer
		Title:	CEO

Date:	October 27, 2017
Santa Monica, California